                                                                    Exhibit 12.1


         EQUITY OFFICE PROPERTIES TRUST AND EQUITY OFFICE PREDECESSORS RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED DISTRIBUTIONS
                             (DOLLARS IN THOUSANDS)


                                                                        Equity Office Properties Trust
                                                      ------------------------------------------------------------------
                                                          For the                  For the                 For the
                                                         year ended               year ended              year ended
                                                      December 31, 2000       December 31, 1999       December 31, 1998
                                                      -----------------       -----------------       ------------------
Income before allocation to minority interests,
  income from investment in unconsolidated
  joint ventures, net gain on sales of real
  estate and extraordinary items                       $    446,617           $    418,569              $     371,175
                                                       ------------           ------------              -------------
Plus Taxes                                                    2,719                    654                      1,664
                                                       ------------           ------------              -------------
Plus Fixed Charges:
  Interest expense                                          525,787                413,995                    338,611
  Capitalized interest                                       14,764                 18,030                     15,077
  Loan amortization cost                                      9,746                  4,693                      6,404
                                                       ------------           ------------              -------------
    Fixed charges                                           550,297                436,718                    360,092
Plus Preferred distributions, net                            43,348                 43,603                     32,202
                                                       ------------           ------------              -------------
Subtotal Fixed charges and preferred
  distributions, net                                        593,645                480,321                    392,294
                                                       ------------           ------------              -------------
Plus amortization of capitalized interest                     1,057                    522                        380
Plus distributed income of investments in
  unconsolidated joint ventures                              63,942                 14,389                     17,526
Less preferred distributions                                (43,348)               (43,603)                   (32,202)
Less capitalized interest                                   (14,764)               (18,030)                   (15,077)
                                                       ------------           ------------              -------------
Earnings                                               $  1,049,868           $    852,822              $     735,760
                                                       ============           ============              =============
Fixed Charges:
Interest expense                                       $    525,787           $    413,995              $     338,611
Capitalized interest                                         14,764                 18,030                     15,077
Loan amortization cost                                        9,746                  4,693                      6,404
                                                       ------------           ------------              -------------
Fixed Charges                                          $    550,297                436,718                    360,092
Preferred distributions, net                                 43,348                 43,603                     32,202
                                                       ------------           ------------              -------------
Subtotal Fixed charges and preferred
  distributions, net                                   $    593,645           $    480,321              $     392,294
                                                       ============           ============              =============
Ratio of earnings to combined fixed
charges and preferred distributions                             1.8                    1.8                        1.9

                                                                          Equity Office Predecessors
                                                      ------------------------------------------------------------------
                                                      For the period from     For the period from
                                                       July 11, 1997 to          January 1, 1997      For the year ended
                                                       December 31, 1997      through July 10, 1997   December 31, 1996
                                                      ------------------      ---------------------   ------------------
Income before allocation to minority interests,
  income from investment in unconsolidated
  joint ventures, net gain on sales of real
  estate and extraordinary items                       $     92,578           $     48,103              $      68,080
                                                       ------------           ------------              -------------
Plus Taxes                                                      200                    900                      1,375
                                                       ------------           ------------              -------------

Plus Fixed Charges:
  Interest expense                                           76,675                 80,481                    119,595
  Capitalized interest                                        1,890                  3,699                      4,640
  Loan amortization cost                                      4,178                  2,771                      4,275
                                                       ------------           ------------              -------------
    Fixed charges                                            82,743                 86,951                    128,510
Plus Preferred distributions, net                               649                     --                         --
                                                       ------------           ------------              -------------
Subtotal Fixed charges and preferred
  distributions, net                                         83,392                 86,951                    128,510
                                                       ------------           ------------              -------------
Plus amortization of capitalized interest                        89                     97                         --
Plus distributed income of investments in
  unconsolidated joint ventures                               3,348                  3,675                      1,688
Less preferred distributions                                   (649)                    --                         --
Less capitalized interest                                    (1,890)                (3,699)                    (4,640)
                                                       ------------           ------------              -------------
Earnings                                               $    177,067           $     136,027             $     195,013
                                                       ============           ============              =============
Fixed Charges:
Interest expense                                       $     76,675           $     80,481              $     119,595
Capitalized interest                                          1,890                  3,699                      4,640
Loan amortization cost                                        4,178                  2,771                      4,275
                                                       ------------           ------------              -------------
Fixed Charges                                                82,743                 86,951                    128,510
Preferred distributions, net                                    649                     --                         --
                                                       ------------           ------------              -------------
Subtotal Fixed charges and preferred
  distributions, net                                   $     83,392           $     86,951              $     128,510
                                                       ============           ============              =============
Ratio of earnings to combined fixed
charges and preferred distributions                             2.1                    1.6                        1.5
                                                       ============           ============              =============
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